                                                                    EXHIBIT 99.3



                         CONSENT OF DIRECTOR NOMINEE

Meadowcraft, Inc.:

        I hereby consent to the Prospectus and Amendment No. 1 to Registration Statement on Form S-1 of Meadowcraft, Inc. (the "Company") of my name and information relating to my status as a director nominee of Meadowcraft, Inc. Effective upon consummation of the offering contemplated by the Prospectus, I hereby agree to become a director of the Company.


                                                /s/ Reese H. Mckinney. Jr.
                                                --------------------------------
                                                Reese H. McKinney, Jr.


Date: 9/30/97